Exhibit 10.19
December 26, 2019

Mr. Lawrence Kruguer
6630 Longfellow Drive
Dallas, Texas 75230

Dear Larry:
This letter agreement (this "Agreement") confirms the terms of the resignation of your employment from Wingstop Inc. (the "Company").
Resignation of Employment
1.You submitted a written resignation to the Company, on December 26, 2019, resigning from all employment and managerial positions, boards and officer, director or trustee positions, if any, with the Company or any of its affiliates. The effective date of your resignation will be March 7, 2020, unless an earlier date is agreed to by you and the Company (the "Separation Date").
2. You will continue to devote a substantial amount of your time and attention to your full-time employment with the Company through the Separation Date.
3. Following the receipt of the aforementioned resignation, you will receive the following compensation: (a) your base salary in effect through the Separation Date, to the extent not previously paid; (b) any bonus or variable compensation earned by you for any previously completed fiscal year but unpaid as of the Separation Date; (c) reimbursement for any unreimbursed business expenses properly incurred by you in accordance with Company policy prior to the Separation Date and properly submitted for reimbursement; and (d) such reimbursements and benefits under the Company’s benefit plans, if any, to which you became entitled prior to or on the Separation Date, as determined in accordance with Company policies.
Certain Acceleration of Equity Award Vesting
4. You understand and acknowledge that any of your outstanding equity awards will be governed by the terms of the Company’s 2015 Omnibus Incentive Compensation Plan, a copy of which is attached as Exhibit A, and the underlying award agreements relating to such equity awards (collectively, the “Award Agreements”), except that, notwithstanding anything in the Award Agreements to the contrary, with respect to your stock option granted on June 11, 2015 pursuant to that Stock Option Certificate EBITDA and Service Vesting Grant (the “2015 Options”), the next tranche of the service-based 2015 Options (5,264 shares) that was scheduled to vest on June 11, 2020 shall vest effective as of the Effective Date (defined below) (the “Equity Award Acceleration”) and that, except as expressly set forth in this Paragraph 4, this Agreement does not alter or amend the other terms and conditions of the Award Agreements.
Severance Benefits
5. The Company agrees to pay you the following additional severance benefits: (a) six hundred thousand dollars ($600,000), less applicable withholdings and deductions (the "Severance"), which you acknowledge is equal to one and one-half (1.5) times your base salary in effect immediately

Exhibit 10.19
prior to the Separation Date; and (b) during each month during the 18-month period following the date on which the Separation Date occurs that you have COBRA coverage in effect under the Company’s group health plan, reimbursement for the difference between the monthly COBRA premium paid by you for yourself and your eligible dependents for such COBRA coverage and the monthly premium amount paid by you under the Company’s group health plan immediately prior to the Separation Date (the “Benefit Continuation”) (the Severance and the Benefit Continuation are collectively referenced as the “Severance Benefits”). The Severance will be paid in substantially equal installment payments over the one-year period following the Separation Date, payable in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which payments in the aggregate are equal to the Severance and which shall begin on the first payroll date on or immediately following the 31st day following the Separation Date. The Benefit Continuation reimbursement will be paid to you by the last day of the month immediately following the month in which you timely remit the premium payment. By signing this Agreement, you acknowledge and agree that the Equity Award Acceleration and the Severance Benefits are conditioned on your signing and not revoking the valid release of claims against the Company set forth in Paragraph 6, that the Equity Award Acceleration and Severance Benefits exceed anything of value to which are entitled from the Company, and that you will not seek anything further from any of the Releasees (defined below). You further agree and confirm that your resignation is not a "Qualified Termination" under the Wingstop Inc. Executive Severance Plan, as amended and restated, effective February 26, 2019 ("Severance Plan") and that you are not entitled to additional compensation, benefits or remuneration of any nature under the Severance Plan or otherwise.
Releases; Representations; Covenant Not to Sue
6. You, for yourself and successors, assigns, executors and administrators, now and forever hereby release and discharge the Company, together with its respective past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives, attorneys (in each case, individually and in their official capacities) and employee benefit plans (and such plans’ fiduciaries, agents, administrators and insurers, individually and in their official capacities), and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (collectively, the "Releasees") from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, "Claims") which you or your executors, administrators, successors or assigns ever had, now have or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (a) arising from the beginning of time up to the date you sign this Agreement including, but not limited to, any Claims (i) relating in any way to your hiring, employment relationship with, or separation from, the Company or any of the Releasees or (ii) arising under any federal, local or state statute or regulation, including, without limitation state wage and hour laws (to the extent waivable), federal and state whistleblower laws, the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Lilly Ledbetter Fair Pay Act of 2009, the Equal Pay Act, the Americans with Disabilities Act and ADA Amendments Act of 2008, the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the False Claims Act, the Texas Labor Code, including, without limitation, the Texas Commission on Human Rights Act and the anti-retaliation provisions of the Texas

Exhibit 10.19
Workers’ Compensation Act, as each may be amended from time to time, any claim or cause of action you may have under any federal or state immigration statute, including without limitation the Immigration & Nationality Act, the Immigration Reform & Control Act and related regulations, and/or any other applicable local, state or federal law, each as amended; (b) relating to your resignation or the termination of your employment relationship with the Company or any of the Releasees; (c) relating to wrongful employment termination or constructive discharge; or (d) arising under or relating to any policy, contract, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and you. This releases all Claims including those of which you are not aware and those not mentioned in this Agreement. You specifically release any and all Claims arising out of your employment with the Company and/or any of its affiliates or termination therefrom, including, without limitation, any and all claims to monetary recovery to which you might be entitled in connection with any potential class action claims that may be filed on behalf of any purported class to which you are a member as a result of your employment with the Company and/or any of its affiliates.
7. You expressly acknowledge and agree that, by entering into this Agreement, you are releasing and waiving any and all rights or Claims, including claims under the ADEA, which have arisen on or before the date of your execution of this Agreement.
8. Notwithstanding the foregoing, nothing contained in this Agreement shall in any way release or discharge any Claims you may have (1) for payments or benefits set forth in this Agreement, (2) for indemnification under the charter, by-laws, certificate of incorporation or other governing documents of the Company, insurance policies of or pertaining to the Company, or applicable law, (3) for vested pension or retirement benefits (including, without limitation, 401(k)), or (4) for any other Claims that cannot be waived under applicable law.
9. You acknowledge and agree that, except as otherwise expressly provided in this Agreement: (a) the Company has fully satisfied any and all obligations whatsoever owed to you arising out of your employment with the Company, and that no further payments or benefits are owed to you by the Company or any of the Releasees; and (b) you have knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on your behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys' fees.
10. You hereby represent and warrant that (a) you have not filed, caused or permitted to be filed any pending Claims against any of the Releasees, nor have you agreed to do the foregoing, (b) you have not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Releasees that has been released in this Agreement, and (c) you have not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Releasees. Except as set forth in Paragraphs 10, 11 and 13 below, you covenant and agree that you shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by you or any third party of a proceeding or Claim against any of the Releasees.
11. You and the Company acknowledge and agree that this Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the "EEOC"), the

Exhibit 10.19
Securities and Exchange Commission ("SEC"), the Department of Justice ("DOJ") or any similar federal or state agency to enforce applicable laws. You and the Company acknowledge and agree that nothing in this Agreement shall affect any eligibility that you may have to receive a whistleblower award or bounty for information provided to the SEC or any other government agency or official, and further acknowledge and agree that this Agreement shall not be used to justify interfering with your protected right to file a charge, make disclosures or participate in an investigation or proceeding conducted by the EEOC, SEC, DOJ or similar federal or state agency but, to the fullest extent permissible under applicable law, you hereby waive any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding. Nothing in this Agreement shall affect or be used to interfere with your protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under the ADEA set forth in this Agreement.
Confidentiality
12. You acknowledge and agree that during your employment with the Company you have developed, received and had access to confidential communications. You also acknowledge and agree that you are bound and will abide by your Executive Severance Plan Participation Agreement effective as of January 2, 2019 (the "Participation Agreement"), a copy of which is attached as Exhibit X, including, without limitation, the restrictive covenants set forth in Article I of such Participation Agreement.
13. You agree that you will not disclose this Agreement or its terms to any person, except (a) to your immediate family, provided that prior to such disclosure, you inform your immediate family that they are also bound by confidentiality and you shall be responsible for any such disclosure by your immediate family; (b) as may be required for obtaining legal or tax advice provided that prior to such disclosure you inform your legal or tax advisor that they are bound by confidentiality and you shall be responsible for any such disclosure by your legal or tax advisor; (c) for the filing of income tax returns; (d) as may be required by law, provided that, except disclosures permitted in Paragraphs 10, 11 and 13, you shall promptly notify the Company prior to making any disclosure required by law so that the Company may seek a protective order or other appropriate remedy; or (e) in any proceeding to enforce this Agreement.
14. Nothing in this Agreement or in the Participation Agreement shall prevent you from providing truthful and accurate information to any government agency, internal regulating body or as otherwise may be required by applicable law.
Return of Company Property
15. On or before the Separation Date, you will return all property in your possession, custody or control that belongs to the Company, including without limitation, keys, credit cards, computers, phone cards and other physical property of the Company, and any of the Company’s documents, reports, files, memorandum, records, software and other media, whether kept in paper or electronic format, and neither you nor anyone acting on your behalf shall maintain copies, duplicates, reproductions or excerpts of any such property.
Cooperation

Exhibit 10.19
        16. You agree to provide assistance to the Company in connection with the transition of your responsibilities to others, except that you may not bind the Company or its affiliates to any legal obligation without written approval, and you agree to cooperate fully with the Company in connection with any government investigations, civil suits, or regulatory matters related to, in any way, issues about which you have knowledge or were involved when employed by the Company.
Voluntary Waiver; Consultation with Counsel
17. You understand and agree that the Company is under no obligation to provide the Equity Award Acceleration or Severance Benefits provided in Paragraphs 4 and 5 of this Agreement absent your consent to the terms of this Agreement, and that you are under no obligation to consent to this Agreement.
18. You acknowledge and agree that (a) you have carefully read and fully understand all of the provisions of this Agreement, and (b) you are entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration.
19. You have up to twenty-one (21) calendar days from the date you received this Agreement to consider and execute this Agreement ("Consideration Period"). Any revisions to the Agreement will not restart this Consideration Period. Once you have signed this Agreement, you will have seven (7) additional calendar days from the date of execution to revoke your consent to this Agreement. Any such revocation shall be made in writing so as to be received by the Company, prior to the eighth (8th) calendar day following your execution of this Agreement. If no such revocation occurs, this Agreement shall become effective on the eighth (8th) calendar day following your execution of this Agreement (the "Effective Date"). If you revoke your consent or you do not sign this Agreement on the Separation Date, this Agreement shall be null and void, and the Company shall not be obligated to provide you with the Equity Award Acceleration set forth in Paragraph 4 or the Severance Benefits set forth in Paragraph 5 of this Agreement.
20. You are hereby advised and encouraged by the Company to consult with your own independent counsel before signing this Agreement.
Governing Law; Dispute Resolution
21. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without reference to its choice of law rules.
22. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time. This Agreement and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party's legal representative to draft any of its provisions.
23. Any claim or controversy arising out of or relating to this Agreement, your employment with or resignation from the Company, or arising out of any other transaction or occurrence with the Releasees, shall be submitted to final and binding arbitration before a single arbitrator with the American Arbitration Association in Dallas County, Texas.

Exhibit 10.19
No Admission of Wrongdoing
24. Nothing contained in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability by you or by the Company or any of the other Releasees.
Enforceability
25. If any one or more of the provisions of this Agreement, including the Exhibits hereto, are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder hereof will not in any way be affected or impaired thereby and any such provision or provisions will be enforced to the fullest extent permitted by law.
Successors and Assigns
26. This Agreement shall inure to the benefit of and be binding upon the Company and any successor organization that shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of assets of the Company. This Agreement is personal to you and may not be assigned by you.
Entire Agreement
27. The terms described in this Agreement, including in the Exhibits hereto, set forth the entire agreement and understanding of the parties and supersede all prior agreements, arrangements and understandings, written or oral, regarding the subject matter of this Agreement. You expressly agree that this Agreement supersedes Sections 1-5 of the Employment Agreement, but that you are still bound by and will comply with Section 6 of the Employment Agreement and Article I of the Participation Agreement. You acknowledge and agree that you have not relied, and are not relying, on any prior oral or written statements or representations by the Company or any of the Releasees in entering into this Agreement, and you expressly disclaim any reliance on any prior oral or written statements or representations in entering into this Agreement. Therefore, you understand that you are precluded from bringing any fraud or similar claim against the Company or any of the Releasees associated with any such statements or representations. This Agreement may not be altered or modified other than in a writing signed by you and an authorized representative of the Company.
* * *
Please indicate your agreement to the foregoing terms by signing and dating the Agreement on the Separation Date in the space provided below. If you decide to revoke your consent to the Agreement, it must be in writing and be received by the Company before the eighth (8th) day after execution of this Agreement.

Very truly yours,

Wingstop Inc.

Exhibit 10.19

/s/ Rebecca Minor
Rebecca Minor, SVP/GC

January 14, 2020
Date

AGREED AND ACCEPTED:

/s/ Lawrence Kruguer
Lawrence Kruguer

January 14, 2020
Date